UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 6, 2018

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 6, 2018, Ambarella, Inc. (“Ambarella” of the “Company”) announced that Kevin C. “Casey” Eichler has been appointed as Vice President and Chief Financial Officer of Ambarella, effective immediately.

Mr. Eichler, age 58, most recently served as President and Chief Financial Officer of Ultra Clean Holdings, Inc. (NASDAQ:UCTT) from March 2015 to July 2016 and as Executive Vice President and Chief Financial Officer from July 2009 to February 2015, where he oversaw all the financial reporting for the company, as well as business development and key customer relationships. Prior to joining Ultra Clean Holdings, Mr. Eichler was the Senior Vice President and Chief Financial Officer of Credence Systems Corporation from January 2008 to November 2008, Executive Vice President of Operations and Chief Financial Officer of MarketTools, Inc. from March 2006 to December 2007, and Vice President and Chief Financial Officer of MIPS Technologies Inc. from June 1998 to February 2006. Prior to that, he held management positions with several technology companies, including Visigenic Software, NeXT Software and Microsoft. Mr. Eichler holds a Bachelor of Science degree in accounting from St. John’s University.

In connection with his appointment, Mr. Eichler will receive annualized base salary of $325,000 and will be eligible to participate in Ambarella’s Fiscal Year 2019 Annual Bonus Plan. Mr. Eichler’s employment with Ambarella will be on an “at will” basis, and he will participate in the benefit programs generally available to employees of Ambarella, including Ambarella’s 401(k) plan, health insurance and life and disability insurance.

In addition, it will be recommended to the Company’s Board of Directors (the “Board”) that Mr. Eichler receive a grant of 100,000 time-based restricted stock units, vesting quarterly over four years with a one-year cliff, and an option to purchase 20,000 ordinary shares, vesting monthly over four years with a one-year cliff. The Company also intends to enter into its standard forms of Change of Control and Severance Agreement and Indemnification Agreement with Mr. Eichler.

There are no arrangements or understandings between Mr. Eichler and any other person pursuant to which he was appointed as Vice President and Chief Financial Officer of Ambarella. Mr. Eichler does not have any family relationship with any director or other executive of Ambarella, and there are no transactions in which Mr. Eichler has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Eichler succeeds George Laplante, who announced his retirement earlier this year. Mr. Laplante intends to assist in the transition of duties through September 30, 2018, after which he is expected to have a non-financial consulting role with the Company assisting in strategic assignments.

A copy of the press release relating to the appointment of Mr. Eichler is attached hereto as Exhibit 99.1.

9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated August 6, 2018

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2018	Ambarella, Inc.

/s/ Michael Morehead
Michael Morehead General Counsel and Secretary